Visa Inc. Reports Fiscal Third Quarter 2022 Results
San Francisco, CA, July 26, 2022 – Visa Inc. (NYSE: V)
•GAAP net income of $3.4B or $1.60 per share and non-GAAP net income of $4.2B or $1.98 per share
•Net revenues of $7.3B, an increase of 19% and over 21% on a constant-dollar basis
•Payments volume, cross-border volume and processed transaction growth remained very strong
•Returned $3.3B of capital to shareholders in the form of share repurchases and dividends

Income Statement Summary
In billions, except percentages and per share data. % change is calculated over the comparable prior-year period.	Q3 2022		Alfred F. Kelly, Jr., Chairman and Chief Executive Officer, Visa Inc., commented on the results:
	USD	% Change
Net Revenues	$7.3	19%
GAAP Net Income	$3.4	32%
"Against the backdrop of macroeconomic uncertainty, significant exchange rate headwinds and the suspension of our business in Russia, Visa had a very strong quarter, with net revenues up 19%, GAAP EPS up 36% and non-GAAP EPS up 33%. Sustained levels of growth in overall payments volume, cross-border volume and processed transactions demonstrated the resiliency of our business model. Consumers are back on the road, visiting various corners of the world, resulting in cross-border travel volume surpassing 2019 levels for the first time since the pandemic began in early 2020. While the economic outlook is unclear, we remain confident in our ability to execute with discipline and expand Visa’s role at the center of money movement."

GAAP Earnings Per Share	$1.60	36%
Non-GAAP Net Income(1)	$4.2	29%
Non-GAAP Earnings Per Share(1)	$1.98	33%
(1) Refer to the accompanying financial tables for further details and a reconciliation of the GAAP to non-GAAP measures presented.

Key Business Drivers
YoY increase / (decrease), volume in constant dollars	Q3 2022
Payments Volume	12%
Cross-Border Volume Excluding Intra-Europe(2)	48%
Cross-Border Volume Total	40%
Processed Transactions	16%
(2) Cross-border volume excluding transactions within Europe.

Fiscal Third Quarter 2022 — Financial Highlights(1)

GAAP net income in the fiscal third quarter was $3.4 billion or $1.60 per share, an increase of 32% and 36%, respectively, over prior year’s results. Current year’s results included a special item of $716 million for a litigation provision associated with the interchange multidistrict litigation ("MDL") case, $246 million of net losses from equity investments, and $58 million from the amortization of acquired intangible assets and non-recurring acquisition-related costs. Prior year’s results included a $1.0 billion tax charge pertaining to a special item for remeasurement of deferred tax balances, $439 million of net gains from equity investments, and $18 million from the amortization of acquired intangible assets and non-recurring acquisition-related costs. Excluding these items and related tax impacts, non-GAAP net income for the quarter was $4.2 billion or $1.98 per share, increases of 29% and 33%, respectively, over prior year’s results (refer to the accompanying financial tables for further details and a reconciliation of the GAAP to non-GAAP measures presented). GAAP earnings per share growth was approximately 39% on a constant-dollar basis, which excludes the impact of foreign currency fluctuations against the U.S. dollar. Non-GAAP earnings per share growth was approximately 36% on a constant-dollar basis. All references to earnings per share assume fully-diluted class A share count.

Net revenues in the fiscal third quarter were $7.3 billion, an increase of 19%, driven by the year-over-year growth in payments volume, cross-border volume and processed transactions. Net revenues increased over 21% on a constant-dollar basis. Excluding Russia-related results from all periods, net revenues increased 26% on a constant-dollar basis.

Payments volume for the three months ended March 31, 2022, on which fiscal third quarter service revenues are recognized, increased 17% over the prior year on a constant-dollar basis.

Payments volume for the three months ended June 30, 2022, increased 12% over the prior year on a constant-dollar basis.

Cross-border volume excluding transactions within Europe, which drive our international transaction revenues, increased 48% on a constant-dollar basis for the three months ended June 30, 2022. Total cross-border volume on a constant-dollar basis increased 40% in the quarter.

Total processed transactions, which represent transactions processed by Visa, for the three months ended June 30, 2022, were 49.3 billion, a 16% increase over the prior year.

Fiscal third quarter service revenues were $3.2 billion, an increase of 13% over the prior year, and are recognized based on payments volume in the prior quarter. All other revenue categories are recognized based on current quarter activity. Data processing revenues rose 8% over the prior year to $3.6 billion. International transaction revenues grew 51% over the prior year to $2.6 billion. Other revenues of $517 million rose 26% over the prior year. Client incentives, a contra-revenue item, were $2.6 billion and represented 26.1% of gross revenues.

GAAP operating expenses were $3.1 billion for the fiscal third quarter, a 51% increase over the prior year's results, primarily driven by increases in the litigation provision and personnel expenses. GAAP operating expenses included the special item related to the litigation provision associated with the MDL case in the current year and the amortization of acquired intangible assets and non-recurring acquisition-related costs in the current and prior year. Excluding these operating expense items, non-GAAP operating expenses increased 15% over the prior year, primarily driven by increases in personnel and general and administrative expenses. Excluding Russia-related results from all periods, non-GAAP operating expenses increased almost 18%.

GAAP non-operating expense was $319 million for the fiscal third quarter, including $246 million of net equity investment losses. Excluding this item, non-GAAP non-operating expense was $73 million.

GAAP effective income tax rate was 10.9% for the quarter ended June 30, 2022, including the tax impacts from the non-GAAP items. Excluding these items, the non-GAAP effective income tax rate was 13.3% for the quarter ended June 30, 2022. GAAP and non-GAAP tax rates benefited from the resolution of certain U.S. state and foreign tax matters related primarily to prior years.

Cash, cash equivalents and investment securities were $19.6 billion at June 30, 2022.

The weighted-average number of diluted shares of class A common stock outstanding was 2.13 billion for the quarter ended June 30, 2022.
(1) In March 2022, Visa suspended our operations in Russia. As a result, we are no longer generating revenue from domestic and cross-border activities related to Russia.

2

Other Notable Items

On June 1, 2022, Visa issued fixed-rate senior notes in an aggregate principal amount of €3.0 billion with maturities ranging between 4 and 12 years, and interest rates from 1.500% to 2.375%. The net proceeds from the offering of the notes will be used for general corporate purposes, which may include, among other things, the refinancing of existing indebtedness.

On June 29, 2022, Visa deposited $600 million into its litigation escrow account, which was previously established under the Company’s U.S. retrospective responsibility plan to insulate the Company and class A shareholders from financial liability for certain litigation cases. This deposit has the same economic effect on earnings per share as repurchasing the Company’s class A common stock as it reduces the as-converted class B common stock share count at a volume-weighted average price of $200.25.

During the three months ended June 30, 2022, Visa repurchased 12.2 million shares of class A common stock at an average price of $202.16 per share for $2.5 billion. In the nine months ended June 30, 2022, Visa repurchased a total of 45.4 million shares of class A common stock, at an average price of $207.98 per share, using $9.5 billion of cash on hand. The Company had $7.2 billion of remaining authorized funds for share repurchase as of June 30, 2022.

At the closing of the acquisition of Visa Europe in June 2016, Visa Inc. issued convertible participating preferred stock to cover certain expenses incurred by Visa in defending and resolving multilateral interchange fee-related claims asserted in the UK and Europe. Visa is required to undertake periodic release assessments to determine if value should be released from the series B and C preferred stock. The first such release assessment occurred on June 21, 2020, the fourth anniversary of the Visa Europe acquisition. As a result, on September 24, 2020, Visa released $7.3 billion of the as-converted value from its series B and C preferred stock and issued series A preferred stock. The second release assessment occurred on June 21, 2022, the sixth anniversary of the Visa Europe acquisition. Visa announced that it will release approximately $3.5 billion of the as-converted value from its series B and C preferred stock and will issue series A preferred stock, effective July 29, 2022. This will not affect the fully diluted share count.

On July 22, 2022, the board of directors declared a quarterly cash dividend of $0.375 per share of class A common stock (determined in the case of class B and C common stock and series A, B and C convertible participating preferred stock on an as-converted basis) payable on September 1, 2022, to all holders of record as of August 12, 2022.

Fiscal Third Quarter 2022 Earnings Results Call Details

Visa’s executive management team will host a live audio webcast beginning at 5:00 p.m. Eastern Time (2:00 p.m. Pacific Time) today to discuss the financial results and business highlights. All interested parties are invited to listen to the live webcast at http://investor.visa.com. A replay of the webcast will be available on the Visa Investor Relations website for 30 days. Investor information, including supplemental financial information and operational performance data, is available on the Visa Investor Relations website at http://investor.visa.com.

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Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that relate to, among other things, our future operations, prospects, developments, strategies, business growth and anticipated timing and benefits of our acquisitions. Forward-looking statements generally are identified by words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “may,” “projects,” “outlook,” “could,” “should,” “will,” “continue” and other similar expressions. All statements other than statements of historical fact could be forward-looking statements, which speak only as of the date they are made, are not guarantees of future performance and are subject to certain risks, uncertainties and other factors, many of which are beyond our control and are difficult to predict.
Actual results could differ materially from those expressed in, or implied by, our forward-looking statements due to a variety of factors, including, but not limited to:
•impact of global economic, political, market, health and social events or conditions, including Russia's invasion of Ukraine and the sanctions and other measures being imposed in response, and the ongoing impacts of the COVID-19 pandemic, including the reopening of borders and resumption of international travel;
•increased oversight and regulation of the global payments industry and our business;
•impact of government-imposed obligations and/or restrictions on international payment systems;
•outcome of tax, litigation and governmental investigation matters;
•increasingly intense competition in the payments industry, including competition for our clients and merchants;
•proliferation and continuous evolution of new technologies and business models;
•our ability to maintain relationships with our clients, acquirers, processors, merchants, payments facilitators, ecommerce platforms, fintechs and other third parties;
•brand or reputational damage;
•exposure to loss or illiquidity due to settlement guarantees;
•a disruption, failure, breach or cyber-attack of our networks or systems;
•risks, uncertainties and the failure to achieve the anticipated benefits with respect to our acquisitions and other strategic investments; and
•other factors described in our filings with the U.S. Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended September 30, 2021, and our subsequent reports on Forms 10-Q and
8-K.
Except as required by law, we do not intend to update or revise any forward-looking statements as a result of new information, future events or otherwise.

About Visa Inc.

Visa (NYSE: V) is a world leader in digital payments, facilitating payments transactions between consumers, merchants, financial institutions and government entities across more than 200 countries and territories. Our mission is to connect the world through the most innovative, convenient, reliable and secure payments network, enabling individuals, businesses and economies to thrive. We believe that economies that include everyone everywhere, uplift everyone everywhere and see access as foundational to the future of money movement. Learn more at Visa.com.

Contacts	Investor Relations Jennifer Como, 650-432-7644 InvestorRelations@visa.com	Media Relations Andy Gerlt, 650-432-2990 Press@visa.com

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Fiscal Third Quarter 2022 — Financial Summary

Q3 FISCAL 2022 INCOME STATEMENT SUMMARY

	Three Months Ended June 30, 2022	YoY Change
	(in millions, except percentages and per share data)
GAAP
Revenues
Service revenues	$3,189	13%
Data processing revenues	3,579	8%
International transaction revenues	2,560	51%
Other revenues	517	26%
Client incentives	(2,570)	21%
Net revenues	7,275	19%

Total operating expenses	$3,127	51%
Non-operating income (expense)	(319)	(198%)
Effective income tax rate	10.9%	(30 ppt)
Net income	$3,411	32%

Earnings per share	$1.60	36%

Non-GAAP(1)
Total operating expenses	$2,353	15%
Non-operating income (expense)	(73)	(36%)
Effective income tax rate	13.3%	(5 ppt)
Net income	$4,206	29%

Earnings per share	$1.98	33%

(1) Refer to the accompanying financial tables for further details and a reconciliation of the GAAP to non-GAAP measures presented.

Q3 FISCAL 2022 KEY BUSINESS DRIVERS

	YoY Change

	Constant	Nominal
Payments volume	12%	8%
Cross-border volume excluding intra-Europe(2)	48%	38%
Cross-border volume total	40%	28%
Processed transactions	16%	16%

(2) Cross-border volume excluding transactions within Europe.

5

Visa Inc. Consolidated Balance Sheets (unaudited)

	June 30, 2022	September 30, 2021
	(in millions, except per share data)
Assets
Cash and cash equivalents	$14,047	$16,487
Restricted cash equivalents—U.S. litigation escrow	1,483	894
Investment securities	3,309	2,025
Settlement receivable	1,860	1,758
Accounts receivable	2,021	1,968
Customer collateral	2,261	2,260
Current portion of client incentives	1,323	1,359
Prepaid expenses and other current assets	2,667	856
Total current assets	28,971	27,607
Investment securities	2,240	1,705
Client incentives	3,321	3,245
Property, equipment and technology, net	3,146	2,715
Goodwill	17,977	15,958
Intangible assets, net	26,093	27,664
Other assets	3,662	4,002
Total assets	$85,410	$82,896
Liabilities
Accounts payable	$228	$266
Settlement payable	3,068	2,443
Customer collateral	2,261	2,260
Accrued compensation and benefits	1,106	1,211
Client incentives	5,608	5,243
Accrued liabilities	3,303	2,334
Current maturities of debt	3,249	999
Accrued litigation	1,486	983
Total current liabilities	20,309	15,739
Long-term debt	20,546	19,978
Deferred tax liabilities	5,685	6,128
Other liabilities	3,387	3,462
Total liabilities	49,927	45,307
Equity
Preferred stock, $0.0001 par value, 25 shares authorized and 5 shares issued and outstanding as follows:
Series A convertible participating preferred stock, less than one shares issued and outstanding at June 30, 2022 and September 30, 2021	398	486
Series B convertible participating preferred stock, 2 shares issued and outstanding at June 30, 2022 and September 30, 2021	936	1,071
Series C convertible participating preferred stock, 3 shares issued and outstanding at June 30, 2022 and September 30, 2021	1,517	1,523
Class A common stock, $0.0001 par value, 2,001,622 shares authorized, 1,637 and 1,677 shares issued and outstanding at June 30, 2022 and September 30, 2021, respectively	—	—
Class B common stock, $0.0001 par value, 622 shares authorized, 245 shares issued and outstanding at June 30, 2022 and September 30, 2021	—	—
Class C common stock, $0.0001 par value, 1,097 shares authorized, 10 shares issued and outstanding at June 30, 2022 and September 30, 2021	—	—
Right to recover for covered losses	(23)	(133)
Additional paid-in capital	18,962	18,855
Accumulated income	14,960	15,351
Accumulated other comprehensive income (loss), net:
Investment securities	(74)	(1)
Defined benefit pension and other postretirement plans	(48)	(49)
Derivative instruments	135	(257)
Foreign currency translation adjustments	(1,280)	743
Total accumulated other comprehensive income (loss), net	(1,267)	436

Total equity	35,483	37,589

Total liabilities and equity	$85,410	$82,896

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Visa Inc. Consolidated Statements of Operations (unaudited)

	Three Months Ended June 30,		Nine Months Ended June 30,
	2022	2021	2022	2021
	(in millions, except per share data)
Net revenues	$7,275	$6,130	$21,523	$17,546

Operating Expenses
Personnel	1,283	1,098	3,634	3,193
Marketing	313	268	907	679
Network and processing	178	186	558	538
Professional fees	117	108	342	273
Depreciation and amortization	230	204	635	602
General and administrative	289	204	856	770
Litigation provision	717	(2)	865	2
Total operating expenses	3,127	2,066	7,797	6,057

Operating income	4,148	4,064	13,726	11,489

Non-operating Income (Expense)
Interest expense, net	(111)	(131)	(379)	(388)
Investment income and other	(208)	456	(79)	664
Total non-operating income (expense)	(319)	325	(458)	276

Income before income taxes	3,829	4,389	13,268	11,765
Income tax provision	418	1,814	2,251	3,038
Net income	$3,411	$2,575	$11,017	$8,727

Basic Earnings Per Share
Class A common stock	$1.60	$1.18	$5.15	$3.99
Class B common stock	$2.59	$1.92	$8.33	$6.47
Class C common stock	$6.42	$4.72	$20.58	$15.94

Basic Weighted-average Shares Outstanding
Class A common stock	1,642	1,691	1,655	1,693
Class B common stock	245	245	245	245
Class C common stock	10	10	10	11

Diluted Earnings Per Share
Class A common stock	$1.60	$1.18	$5.14	$3.98
Class B common stock	$2.59	$1.91	$8.33	$6.46
Class C common stock	$6.41	$4.72	$20.56	$15.92

Diluted Weighted-average Shares Outstanding
Class A common stock	2,129	2,184	2,143	2,192
Class B common stock	245	245	245	245
Class C common stock	10	10	10	11

7

Visa Inc. Consolidated Statements of Cash Flows (unaudited)

	Nine Months Ended June 30,
	2022	2021
	(in millions)
Operating Activities
Net income	$11,017	$8,727
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Client incentives	7,435	5,980
Share-based compensation	470	434
Depreciation and amortization of property, equipment, technology and intangible assets	635	602
Deferred income taxes	(203)	981
VE territory covered losses incurred	(31)	(38)
(Gains) losses on equity investments, net	142	(611)
Other	(71)	(82)
Change in operating assets and liabilities:
Settlement receivable	(248)	(351)
Accounts receivable	(80)	(220)
Client incentives	(7,038)	(5,202)
Other assets	(455)	(164)
Accounts payable	(29)	1
Settlement payable	886	574
Accrued and other liabilities	37	639
Accrued litigation	506	(14)
Net cash provided by (used in) operating activities	12,973	11,256

Investing Activities
Purchases of property, equipment and technology	(675)	(497)
Investment securities:
Purchases	(4,415)	(3,223)
Proceeds from maturities and sales	2,580	5,286
Acquisitions, net of cash and restricted cash acquired	(1,945)	(75)
Purchases of / contributions to other investments	(68)	(50)
Other investing activities	128	105
Net cash provided by (used in) investing activities	(4,395)	1,546

Financing Activities
Repurchase of class A common stock	(9,486)	(5,709)
Repayments of debt	—	(3,000)
Dividends paid	(2,409)	(2,102)
Proceeds from issuance of senior notes	3,218	—
Cash proceeds from issuance of class A common stock under employee equity plans	153	162
Restricted stock and performance-based shares settled in cash for taxes	(117)	(142)
Other financing activities	(15)	—
Net cash provided by (used in) financing activities	(8,656)	(10,791)
Effect of exchange rate changes on cash, cash equivalents, restricted cash and restricted cash equivalents	(725)	92
Increase (decrease) in cash, cash equivalents, restricted cash and restricted cash equivalents	(803)	2,103

Cash, cash equivalents, restricted cash and restricted cash equivalents at beginning of period	19,799	19,171
Cash, cash equivalents, restricted cash and restricted cash equivalents at end of period	$18,996	$21,274

Supplemental Disclosure
Cash paid for income taxes, net	$2,891	$2,134
Interest payments on debt	$548	$583
Accruals related to purchases of property, equipment and technology	$34	$52

8

Visa Inc. Quarterly Results of Operations (unaudited)

	Fiscal 2022 Quarter Ended			Fiscal 2021 Quarter Ended
	June 30, 2022	March 31, 2022	December 31, 2021	September 30, 2021	June 30, 2021
	(in millions)
Net revenues	$7,275	$7,189	$7,059	$6,559	$6,130

Operating Expenses
Personnel	1,283	1,226	1,125	1,047	1,098
Marketing	313	314	280	457	268
Network and processing	178	190	190	192	186
Professional fees	117	125	100	130	108
Depreciation and amortization	230	207	198	202	204
General and administrative	289	325	242	215	204
Litigation provision	717	—	148	1	(2)
Total operating expenses	3,127	2,387	2,283	2,244	2,066

Operating income	4,148	4,802	4,776	4,315	4,064

Non-operating Income (Expense)
Interest expense, net	(111)	(134)	(134)	(125)	(131)
Investment income and other	(208)	(126)	255	108	456
Total non-operating income (expense)	(319)	(260)	121	(17)	325

Income before income taxes	3,829	4,542	4,897	4,298	4,389
Income tax provision	418	895	938	714	1,814
Net income	$3,411	$3,647	$3,959	$3,584	$2,575

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Visa Inc. Reconciliation of GAAP to Non-GAAP Financial Results (unaudited)

We use non-GAAP financial measures of our performance which exclude certain items which we believe are not representative of our continuing operations, as they may be non-recurring or have no cash impact, and may distort our longer-term operating trends. We consider non-GAAP measures useful to investors because they provide greater transparency into management’s view and assessment of our ongoing operating performance.

•Gains and losses on equity investments. Gains and losses on equity investments include periodic non-cash fair value adjustments and gains and losses upon sale of an investment. These long-term investments are strategic in nature and are primarily private company investments. Gains and losses and the related tax impacts associated with these investments are tied to the performance of the companies that we invest in and therefore do not correlate to the underlying performance of our business.

•Amortization of acquired intangible assets. Amortization of acquired intangible assets consists of amortization of intangible assets such as developed technology, customer relationships and brands acquired in connection with business combinations executed beginning in fiscal 2019. Amortization charges for our acquired intangible assets are non-cash and are significantly affected by the timing, frequency and size of our acquisitions, rather than our core operations. As such, we have excluded this amount and the related tax impact to facilitate an evaluation of our current operating performance and comparison to our past operating performance.

•Acquisition-related costs. Acquisition-related costs consist primarily of one-time transaction and integration costs associated with our business combinations. These costs include professional fees, technology integration fees, restructuring activities and other direct costs related to the purchase and integration of acquired entities. These costs also include retention equity and deferred equity compensation when they are agreed upon as part of the purchase price of the transaction but are required to be recognized as expense post-combination. We have excluded these amounts and the related tax impacts as the expenses are recognized for a limited duration and do not reflect the underlying performance of our business.

•Litigation provision. During the three and nine months ended June 30, 2022, we recorded additional accruals to address claims associated with the interchange multidistrict litigation of $716 million and $861 million, respectively, and related tax benefit of $159 million and $191 million, respectively, determined by applying applicable tax rates. Under the U.S. retrospective responsibility plan, we recover the monetary liabilities related to the U.S. covered litigation through a downward adjustment to the conversion rate of our class B common stock to shares of class A common stock.

•Russia-Ukraine charges. During the nine months ended June 30, 2022, we recorded a loss within general and administrative expense of $35 million from the deconsolidation of our Russian subsidiary. We also incurred charges of $25 million in personnel expense as a result of steps taken to support our employees in Russia and Ukraine. We have excluded these amounts and the related tax benefit of $4 million, determined by applying applicable tax rates, as they are one-time charges and do not reflect the underlying performance of our business.

•Remeasurement of deferred tax balances. During the three and nine months ended June 30, 2021, in connection with the UK enacted legislation on June 10, 2021 that will increase the tax rate from 19% to 25%, effective April 1, 2023, we remeasured our net deferred tax liabilities, resulting in the recognition of a non-recurring, non-cash income tax expense of $1.0 billion.

•Indirect taxes. During the nine months ended June 30, 2021, we recognized a one-time charge within general and administrative expense of $152 million, and related tax benefit of $40 million determined by applying applicable tax rates. This charge is to record our estimate of probable additional indirect taxes, related to prior periods, for which we could be liable as a result of certain changes in applicable law. This one-time charge is not representative of our ongoing operations.

Our results are denominated in U.S. dollars and are calculated each quarter by applying an established U.S. dollar/foreign currency exchange rate for each local currency. To eliminate the impact of foreign currency fluctuations against the U.S. dollar in measuring financial performance, Visa Inc. reports year-over-year growth using a fixed current year U.S. dollar/foreign currency exchange rate for the current and prior year periods ("constant-dollar basis").

In March 2022, we suspended our operations in Russia. As a result, we are no longer generating revenue from domestic and cross-border activities related to Russia. To eliminate the impact of Russia-related activities in our results, we have excluded relevant revenues and expenses from all periods ("excluding Russia-related results").

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Visa Inc. Reconciliation of GAAP to Non-GAAP Financial Results (unaudited) - continued

Non-GAAP operating expenses, non-operating income (expense), income tax provision, effective income tax rate, net income and diluted earnings per share should not be relied upon as substitutes for, or considered in isolation from, measures calculated in accordance with U.S. GAAP. The following tables reconcile our as-reported financial measures, calculated in accordance with U.S. GAAP, to our respective non-GAAP financial measures:

	Three Months Ended June 30, 2022
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)
As reported	$3,127	$(319)	$418	10.9%	$3,411	$1.60
(Gains) losses on equity investments, net	—	246	54		192	0.09
Amortization of acquired intangible assets	(44)	—	10		34	0.02
Acquisition-related costs	(14)	—	2		12	0.01
Litigation provision	(716)	—	159		557	0.26
Non-GAAP	$2,353	$(73)	$643	13.3%	$4,206	$1.98

	Nine Months Ended June 30, 2022
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)
As reported	$7,797	$(458)	$2,251	17.0%	$11,017	$5.14
(Gains) losses on equity investments, net	—	142	40		102	0.05
Amortization of acquired intangible assets	(77)	—	17		60	0.03
Acquisition-related costs	(44)	—	6		38	0.02
Litigation provision	(861)	—	191		670	0.31
Russia-Ukraine charges	(60)	—	4		56	0.03
Non-GAAP	$6,755	$(316)	$2,509	17.4%	$11,943	$5.57

	Three Months Ended June 30, 2021
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)
As reported	$2,066	$325	$1,814	41.3%	$2,575	$1.18
(Gains) losses on equity investments, net	—	(439)	(99)		(340)	(0.16)
Amortization of acquired intangible assets	(13)	—	3		10	—
Acquisition-related costs	(5)	—	1		4	—
Remeasurement of deferred tax balances	—	—	(1,007)		1,007	0.46
Non-GAAP	$2,048	$(114)	$712	17.9%	$3,256	$1.49

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Visa Inc. Reconciliation of GAAP to Non-GAAP Financial Results (unaudited) - continued

	Nine Months Ended June 30, 2021
	Operating Expenses	Non- operating Income (Expense)	Income Tax Provision	Effective Income Tax Rate(1)	Net Income	Diluted Earnings Per Share(1)
	(in millions, except percentages and per share data)
As reported	$6,057	$276	$3,038	25.8%	$8,727	$3.98
(Gains) losses on equity investments, net	—	(611)	(138)		(473)	(0.22)
Amortization of acquired intangible assets	(38)	—	9		29	0.01
Acquisition-related costs	(13)	—	3		10	—
Remeasurement of deferred tax balances	—	—	(1,007)		1,007	0.46
Indirect taxes	(152)	—	40		112	0.05
Non-GAAP	$5,854	$(335)	$1,945	17.1%	$9,412	$4.29

(1)Figures in the table may not recalculate exactly due to rounding. Effective income tax rate, diluted earnings per share and their respective totals are calculated based on unrounded numbers.

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